Exhibit 3.15
A0535030

State of California

SECRETARY OF STATE

OFFICE OF THE SECRETARY OF STATE

I, *BILL JONES*, Secretary of State of the State of California, hereby certify:

That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

THE GREAT SEAL OF THE STATE OF CALIFORNIA
EUREKA

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

NOV 30 1999

Bill Jones

Secretary of State

Sec/State Form CE-107 (rev. 9/98)

OSP 99 19825

A0535030

ENDORSED-FILED
IN THE OFFICE OF THE
SECRETARY OF STATE
OF THE STATE OF CALIFORNIA

NOV 29 1999

BILL JONES, SECRETARY OF STATE
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
Frank P. Willey and M’Liss Jones Kane certify that:

1.	They are the President and Secretary, respectively, of Nationwide Recording Service, Inc., a California corporation.

2.	Article I of the Articles of Incorporation of this corporation is amended to read as follows:

I. The name of the Corporation shall be Fidelity National Loan Portfolio Services, Inc.

3.	The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,250. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%. The total number of outstanding shares voting in favor of the amendment was 1,250.

4.	The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.
     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: November 18, 1999	/s/ Frank P. Willey
Frank P. Willey, President

/s/ M’Liss Jones Kane
M’Liss Jones Kane, Secretary

2635CAT.WPD

A458731

State of California
SECRETARY OF STATE

CORPORATION DIVISION

I, *BILL JONES*, Secretary of State of the State of California, hereby certify:

That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this

MAR 2 3 1995

THE GREAT SEAL OF THE STATE OF CALIFORNIA
EUREKA

Secretary of State

SEC/STATE FORM CE-107 (REV. 12/94)

A458731

ENDORSED
FILED
In the office of the Secretary of State
of the State of California

MAR 22 1995

/s/ Bill Jones

BILL JONES, Secretary of State
RESTATED
ARTICLES OF INCORPORATION
William P. Foley, II, and Joseph V. McCabe certify that:
1. They are the president and the secretary, respectively, of CENTRALIZED TRACKING SERVICE, INC., a California Corporation.
2. The articles of incorporation of this corporation are amended and restated to read as follows:
I
The name of this corporation is NATIONWIDE RECORDING SERVICE, INC., a California Corporation.
II
The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
III
This corporation elects to be governed by all of the provisions of the General Corporation Law of 1977 not otherwise applicable to it under Chapter 23 thereof.
IV
This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is five thousand (5,000) with a par value of Twenty Dollars ($20.00).
3. The foregoing amendment and restatement of articles of incorporation has been duly approved by the board of directors.
4. The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,250. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
DATE: March 16, 1995

/s/ William P. Foley, II
William P. Foley, II, President

/s/ Joseph V. McCabe
Joseph V. McCabe, Secretary

A454194

State of California
SECRETARY OF STATE'S OFFICE

CORPORATION DIVISION

I, *TONY MILLER*, Acting Secretary of State of the State of California, hereby certify:

That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this

DEC 2 1994

Tony Miller

Acting Secretary of State

SEC/STATE FORM CE-107 (REV. 2/94)

94 25178

A454194
ENDORSED
FILED
the office of the Secretary of State
of the State of California

NOV 14 1994

TONY MILLER
Acting Secretary of State
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
CALIFORNIA TRACKING SERVICE, INC.
WILLIAM P. FOLEY, II, and JOSEPH V. McCABE certify that:
1.	They are the President and the Secretary, respectively, of CALIFORNIA TRACKING SERVICE, INC., a California corporation (the “Corporation”).

2.	Article I of the Articles of Incorporation of this Corporation is amended to read as follows:

“The name of the Corporation shall be CENTRALIZED TRACKING SERVICE, INC.”

3.	The foregoing amendment to the Articles of Incorporation has been duly approved by the Board of Directors.

4.	The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 1,250. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.
     We further declare under penalty of perjury under the laws of the state of California that the matters set forth in this Certificate are true and correct of our own knowledge.
Date: November 4, 1994

/s/ William P. Foley, II
William P. Foley, II
President

/s/ Joseph V. McCabe
Joseph V. McCabe
Secretary

A422724

State of California

OFFICE OF THE SECRETARY OF STATE

CORPORATION DIVISION

I, *MARCH FONG EU*, Secretary of State of the State of California, hereby certify:

That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this

SEP - 9 1992

THE GREAT SEAL OF THE STATE OF CALIFORNIA
EUREKA

March Fong Eu

Secretary of State

SEC/STATE FORM CE-107

A422724

ENDORSED FILED
[illegible]

SEP. 4 1992

[illegible]
CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
WESTERN TAX SERVICE
          The undersigned, WILLIAM P. FOLEY, II and CYNTHIA J. HUNT certify that:
          1) They are the President and Secretary, respectively, of WESTERN TAX SERVICE, a California corporation.
          2) Article First of the Articles of Incorporation of this Corporation are amended to read as follows:
“ARTICLE FIRST
     The name of the Corporation shall be CALIFORNIA TRACKING SERVICE, INC.”
          3) The foregoing amendment to the Articles of Incorporation has been approved by the Board of Directors.
          4) The foregoing amendment to the Articles of Incorporation has also been duly approved by written Unanimous Consent of the sole Shareholder of the Corporation dated August 10, 1992, in accordance with Section 902 of the Corporations Code.

By:	/s/ William P. Foley, II
William P. Foley, II
President

By:	/s/ Cynthia J. Hunt
Cynthia J. Hunt
Secretary

CJH107A6

          The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of their own knowledge.
          Executed at Irvine, California on August 10, 1992.

/s/ William P. Foley, II
William P. Foley, II
President

/s/ Cynthia J. Hunt
Cynthia J. Hunt
Secretary

[illegible]
ARTICLES OF INCORPORATION
of
WESTERN TAX SERVICE
KNOW ALL MEN BY THESE PRESENTS:
     That we, the undersigned, have this day voluntarily associate ourselves together for the purpose of forming a corporation under the laws of the State of California, and we hereby certify:
     First: That the name of said corporation shall be:
          Western Tax Service
[illegible]
     Second: That the primary business in which the corporation intends initially to engage is: to examine tax and assessment records and to make, furnish and issue abstracts, opinions, certificates and reports as to the matters disclosed thereby: to inspect, examine, compile, copy and photograph public and other records and documents and render information in regard thereto: to prepare and compile maps, plats, and descriptions of land: to prepare, compile, and install systems for facilitating examinations of tax and assessment records; to acquire, by purchase or otherwise, the good will, systems and other assets of examiners of tax and assessment records and other persons, firms or corporations engaged in lines of business of similar nature; to act as trustee under deeds of trust given for the purpose of securing obligations for the payment or re-payment of money, other than corporation bonds.
     Other purposes for which this corporation is formed are: to buy, sell, mortgage, hypothecate, use, hold, rent, lease, and otherwise deal in property, real, personal and mixed; to construct, alter, maintain, operate and use houses, buildings and improvements of any and every kind; to borrow and loan money on security or otherwise; to buy, sell, hold and otherwise deal in stocks, bonds, mortgages, and other securities: to issue stocks, bonds, promissory notes and to make, enter into, and execute any and all contracts of a lawful nature pertaining to or consistent with its general business: and in general to do, perform and [illegible] any and all acts and things necessary, convenient or useful to be done, performed or [illegible] in the conduct of the business hereinbefore described, or necessary, convenient or useful to the carrying out of the purposes of said corporation.
     Third: That the county in this state where the principal office for the transaction of the business of the corporation is to be located is the City and County of San Francisco.
     Fourth: This corporation is authorized to issue only one class of shares of stock: the total number of shares which the corporation shall have authority to issue is five thousand (5000); the aggregate par value of all such shares is One Hundred Thousand Dollars ($100,000.00); and the par value of each of such shares is Twenty Dollars ($20.00).
     Fifth: The number of directors of this corporation shall be five, and the number so fixed shall constitute the authorized number of directors until changed by amendment of the articles of incorporation or by a by-law duly adopted by the shareholders; but in no event shall the number of directors of this corporation be less than three (3); the names and addresses of the persons who are appointed to act as the first directors of this corporation are:

Name	Address
Thos. G. Morton	32 Baytree Way, San Mateo, California
D. E. MacEllven	2729 Burlingview Drive, Burlingame, California
J. A. Ornstein	20 Warren Road, San Mateo, California
R. H. Morton	735 Laurelwood Drive, San Mateo, California
Peter Townsend	115 Bretano, Greenbrae, California

     IN WITNESS WHEREOF, for the purposes of forming this corporation under the laws of the State of California, we the undersigned, constituting the incorporators of this company, including the persons named hereinabove as the first directors of this corporation, have executed these articles of incorporation this 3rd day of April 1963.

/s/ Thos G. Morton

/s/ D. E. MacEllven

/s/ J. A. Ornstein

/s/ R. H. Morton

/s/ Peter Townsend

STATE OF CALIFORNIA	)
	)	ss.
CITY AND COUNTY OF SAN FRANCISCO	)
     On this 3rd day of April 1963 before me Frances R. Wiener a notary public in and for the said state, residing therein, duly commissioned and sworn, personally appeared Thos. G. Morton, D. E. MacEllven, J. A. Ornstein, R. H. Morton and Peter Townsend, known to me to be the persons whose names are subscribed to and who executed the within instrument, and acknowledged to me that they executed the same.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the city and county and state aforesaid, the day and year in this certificate first above written.

/s/ Frances R. Wiener
Frances R. Wiener — Notary Public in and for the State of California